UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2014

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 21, 2014, Innovative Food Holdings, Inc. filed a Current Report on form 8-K under Items 1.01, 2.01, 3.02, and 9.01 to report the acquisition of The Fresh Diet, Inc., a Florida corporation.  This filing is being made solely to provide the required financial statements in a timely manner.

Item 9.01.      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired. The audited consolidated financial statements of The Fresh Diet, Inc.  as of and for the years ended December 31, 2013, 2012,  and 2011,   and the unaudited condensed consolidated financial statements of The Fresh Diet, Inc.  as of and for the six months ended June 30, 2014 and 2013,  are attached hereto as Exhibit 99.1 to this Form 8-K/A and are incorporated in their entirety by reference.  The unaudited condensed consolidated interim financial statements and pro forma information was reviewed by Liggett, Vogt, & Webb, P.A., our independent registered public accountants.

(b)           Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined financial information is attached hereto as Exhibit 99.2 to this Form 8-K/A and is incorporated in its entirety by reference.

(d)           Exhibits

Exhibit Number	Description
99.1
Audited Consolidated Financial Statements of The Fresh Diet, Inc. for the years ended December 31, 2013 and 2012, and unaudited condensed consolidated financial statements of The Fresh Diet, Inc., for the six months ended  June 30, 2014 and 2013.

99.2	Unaudited pro forma condensed combined financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Date: October 29, 2014	By:	/s/ Sam Klepfish
Sam Klepfish
Chief Executive Officer